Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of Mon Space Net Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Lai Chuai Suang, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 21, 2017	By:	/s/ Lai Chai Suang
Lai Chai Suang
Chief Financial Officer
(Principal Accounting Officer)